UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive officers of VeriSign, Inc. are eligible to receive an annual performance bonus payment for the fiscal year ended December 31, 2011 (“Fiscal 2011”) under the VeriSign, Inc. Annual Incentive Compensation Plan (“AICP”) based on performance against goals established by the Compensation Committee of the Board of Directors (the “Committee”) for Fiscal 2011. At a meeting held on February 21, 2012, the Committee determined, subject to and conditional upon receipt of an unqualified signed opinion from our independent registered public accounting firm regarding the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (which occurred on February 24, 2012), the amounts of annual performance bonuses to be paid under the AICP based on the Committee’s review with management of the performance of each eligible executive officer.

The Fiscal 2011 AICP bonuses approved for our chief executive officer, chief financial officer and each of the persons designated as a “Named Executive Officer” in our 2011 Annual Proxy Statement were as follows:

D. James Bidzos	Executive Chairman, President and Chief Executive Officer	Did not participate in the Fiscal 2011 AICP

John D. Calys	Vice President, Interim Chief Financial Officer and Controller	$113,750

Richard H. Goshorn	Senior Vice President, General Counsel and Secretary	$288,000

In connection with Mr. Bidzos’ ongoing service as the Company’s President and Chief Executive Officer, Mr. Bidzos will relocate from California to Virginia. On February 21, 2012, in connection with Mr. Bidzos’ relocation, the Committee approved the reimbursement of up to $300,000 in reasonable and legitimate relocation expenses, which amount shall not include tax gross-ups but shall include real estate agent fees and other fees related to the sale of his home in California and the purchase of a new home in Virginia, moving expenses for household goods and automobiles, and other reasonable and legitimate expenses related to his relocation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: February 27, 2012	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

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